SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 18, 2004

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement.

AMERISERV FINANCIAL Inc. (the "Registrant") announced that AmeriServ Financial Bank and the United Steelworkers of America (USWA) Locals 2635-06 and 2635-07 have a agreed to a new labor contract.  For a more detailed description of the announcement see the press release attached as Exhibit #1.01.

Exhibits

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Exhibit 1.01

Press release dated October 18, 2004 announcing that AmeriServ Financial Bank and the United Steelworkers of America (USWA) Locals 2635-06 and 2635-07 have a agreed to a new labor contract.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: October 18, 2004

Exhibit 1.01

 For Information Contact:

                      October 18, 2004

Jeffrey Powers, AmeriServ Financial

(814) 533-5139

                          FOR IMMEDIATE RELEASE

AmeriServ And Workforce Agree To New Contract

JOHNSTOWN, PA, October 18 – AmeriServ Financial, Inc., (NASDAQ: ASRV) announced that AmeriServ Financial Bank and United Steelworkers of America (USWA) Locals 2635-06 and 2635-07 have agreed to a new labor contract.  AmeriServ’s union employees voted to accept the new contract at a meeting held yesterday. The USWA locals represent more than 60 percent of AmeriServ workers. The new contract is effective through October 15, 2007.

Allan Dennison, AmeriServ President and CEO, views the ratified contract as an important element in the growth of the region’s largest community bank.

“This agreement allows AmeriServ to focus on serving our customers and to continue the turnaround we started last year. I would like to thank our union representatives and workforce, in addition to the bank’s management team, for participating in productive negotiations with a positive outcome for AmeriServ and our community,” said Dennison.

AmeriServ Financial – which was first unionized in 1973 – is one of only 13 union-represented banks nationwide.

AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services Company in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.